Exhibit 10.4
AMENDMENT, CONSENT, WAIVER AND RELEASE
     This AMENDMENT, CONSENT, WAIVER AND RELEASE (this “Agreement”) is made and entered into as of the 9th day of February, 2007 by and among Tethys Petroleum Limited, a company incorporated and existing in the Island of Guernsey (“TPL”) (formerly known as Tethys Petroleum Investments Limited), Tethys Kazakhstan Limited, a company incorporated and existing in the Island of Guernsey (“TKL,” and together with TPL, each a “Company” and collectively the “Companies”), and the individuals and entities who or which are signatories hereto.
     WHEREAS, CanArgo Energy Corporation, a Delaware corporation (“CanArgo”), and certain persons (the “Subordinated Noteholders”) have entered into a Note Purchase Agreement, as amended (the “Note Purchase Agreement”), pursuant to which CanArgo issued $13,000,000 in aggregate principal amount of Senior Subordinated Convertible Guaranteed Promissory Notes due September 1, 2009 (the “Subordinated Notes”); and
     WHEREAS, each of the Companies is a party to that certain Subordinated Subsidiary Guaranty Agreement dated as of March 3, 2006 (the “Guaranty Agreement”) by and among the Companies and the other Guarantors named therein in favor of the Subordinated Noteholders, pursuant to which the Companies and such other Guarantors guaranteed the payment of the Subordinated Notes;
     WHEREAS, CanArgo and certain persons (the “Senior Noteholders”) have entered into a Note Purchase Agreement dated as of July 25, 2005, as amended, pursuant to which CanArgo issued $25 million in aggregate principal amount of senior secured promissory notes due July 25, 2009 (the “Senior Secured Notes”) and, on or about the date of this Agreement, the Senior Noteholders have entered into a security interest agreement pursuant to which the Senior Noteholders have been granted a share pledge over the interest in TPL held by CanArgo Limited, a company incorporated and existing in the Island of Guernsey and wholly owned by CanArgo (“CanArgo Limited”);
     WHEREAS, TPL is contemplating raising a minimum of US$10 million dollars in additional capital by means of an issue of equity;
     WHEREAS, CanArgo, the Companies and the Subordinated Noteholders wish to amend the Note Purchase Agreement and the Guaranty Agreement such that neither TKL nor TPL shall be a Guarantor under the Guaranty Agreement in order to facilitate such equity offering; and
     WHEREAS, in order to induce the Subordinated Noteholders to agree to amend the Note Purchase Agreement and the Guaranty Agreement and thereby facilitate the proposed equity issue by TPL, CanArgo is prepared to cause CanArgo Limited to grant a subordinated security interest in CanArgo Limited’s interest in TPL to the Subordinated Noteholders.

     NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency or which is hereby acknowledged and confirmed, the parties hereto, intending to be legally bound, hereby agree as follows:
     1. Definitions. Capitalized terms used herein but not otherwise defined have the meanings assigned to them in the Note Purchase Agreement.
     2. Consent, Waiver and Release. Notwithstanding the provisions of any Loan Document to the contrary provided, in accordance with Section 19 of the Note Purchase Agreement and Section 19 of the Guaranty Agreement, the Subordinated Noteholders hereby irrevocably and unconditionally:
          (a) consent to, and waive any rights they may have under the Note Purchase Agreement or any other Loan Documents in connection with, (i) the amendment of the Note Purchase Agreement to delete any reference to the Companies from Schedules 6.11 and 7.4 thereto and (ii) the amendment of the Guaranty Agreement to delete any reference to the Companies from the definition of “Guarantor” or “Guarantors” therein and to release both Companies from their obligations as Guarantors thereunder. The consents, releases, amendments and waivers granted in this Section 2 only apply to the matters described in clause (i) and (ii) above, and do not constitute a waiver of, or consent to, any other amendment to or waiver of any other provisions of the Loan Documents;
          (b) hereby release each of the Companies and their respective successors, assigns, officers, directors, shareholders, agents and employees from any and all claims, damages, losses or liability, which they now have or may in the future acquire from this date until the end of time, in respect of, or attributable to any and all obligations of the Companies arising under or in connection with the Note Purchase Agreement and the Guaranty Agreement; and
          (c) hereby release CanArgo and its successors, assigns, officers, directors, shareholders, agents and employees from any all claims, damages, losses or liability, which they now have or may in the future acquire from this date until the end of time, arising under or attributable to the release of the Companies of their obligations under the Note Purchase Agreement and the Guaranty Agreement.
     3. Amendment of the Note Purchase Agreement.
(a)	Schedules 6.11 and 7.4 to the Note Purchase Agreement are hereby amended nunc pro tunc to delete therefrom any reference to the Companies.

(b)	Section 11.7(a) to the Note Purchase Agreement is hereby amended nunc pro tunc by adding the following language at the end thereof:-

“For the avoidance of doubt, in the event that the holders of the Notes elect to convert their Notes into Tethys Common Stock pursuant to this Section 11.7(a), the shares of Tethys Common Stock which the relevant Noteholders shall be entitled to receive upon conversion pursuant to this Section shall be satisfied by the transfer of such number of shares of Tethys Common Stock by CanArgo Limited, a company incorporated under the laws of the Island of Guernsey, to the relevant Noteholder.”
     4. Amendment of the Guaranty Agreement. The Guaranty Agreement is hereby amended nunc pro tunc by deleting any reference to either of the Companies as a “Guarantor” thereunder.
     5. Minimum Proceeds. The parties hereby acknowledge that the consent and waiver granted by the Purchasers pursuant to this Agreement is conditional upon TPL receiving a minimum of US$10 million of aggregate gross proceeds from the issue of ordinary shares of £0.01 each in the capital of TPL in connection with a proposed investment in TPL to be completed on or about the date of this Agreement.
     6. TPL Share Pledge. CanArgo hereby agrees that it shall use its reasonable endeavors to procure that TPL and CanArgo Limited enter into a further security interest agreement pursuant to which the Subordinated Noteholders shall be granted a second ranking lien over CanArgo Limited’s interest in TPL subordinated in right of payment to the Senior Indebtedness, including, without limitation, to the indebtedness of CanArgo under the Senior Secured Notes.
     7. Effect on Loan Documents. This Agreement and the amendments set forth herein are limited to the specific purpose for which it is entered into and, except as specifically set forth above, (a) shall not be construed as a consent, waiver, amendment or other modification with respect to any other term, condition or other provision of any Loan Document and (b) each of the Loan Documents shall remain in full force and effect and are each hereby ratified and confirmed.
     8. Miscellaneous.
          (a) Successors and Assigns; Headings; Choice of Law, etc. This Agreement shall be binding on and shall inure to the benefit of CanArgo, each Company and the Subordinated Noteholders and their respective successors and assigns, heirs and legal representatives; provided that neither CanArgo nor any Company may assign its rights hereunder without the prior written consent of the Company and the Required Holders. The headings in this Agreement have been inserted for convenience purposes only and shall not be used in the interpretation or enforcement of this Agreement. The Agreement shall be interpreted and enforced in accordance with the laws of the State of New York, United States of America, applicable to contracts made in and to be performed in such State. There shall be no third party beneficiaries of any of the terms and provisions of this Agreement.
          (b) Entire Agreement; Amendments. This Agreement, including all documents attached hereto, incorporated by reference herein or delivered in connection herewith, constitute the entire agreement of the parties with respect to the subject matter hereof and supersede all other prior understandings, oral or written, with respect to the subject matter hereof and may not be amended, or any provision thereof waived, except by an instrument in writing signed by the parties hereto.
          (c) Severability. Whenever possible each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.
          (d) Counterparts. This Agreement may be executed in any number of counterparts and by the different parties on separate counterparts, and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument. Delivery of an executed counterpart of a signature page to this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.
     IN WITNESS WHEREOF, this Agreement has been executed by the parties hereto or by their representatives, thereunto duly authorized, as of the day and year first above written.

TETHYS PETROLEUM LIMITED
By:	/s/ Dr David Robson
	Name:	Dr David Robson
	Title:	Chairman & Managing Director

TETHYS KAZAKHSTAN LIMITED
By:	/s/ Elizabeth Landles
	Name:	Elizabeth Landles
	Title:	Director

CANARGO ENERGY CORPORATION
By:	/s/ Dr David Robson
	Name:	Dr David Robson
	Title:	Chairman & CEO

SUBORDINATED NOTEHOLDERS:

THOMAS L. GIPSON

/s/ Thomas O. Boucher Jr.

Thomas O. Boucher Jr., Attorney-in-fact

ROBERT L. GIPSON

/s/ Robert L. Gipson

Robert L. Gipson

PENRITH LTD.

By:	/s/ Yvonne Koenig

Name: Yvonne Koenig
Title:

PERSISTENCY

By:	/s/ Andrew J. Morris

Name: Andrew J. Morris
Title: Director

AGREED AND ACKNOWLEDGED

CANARGO LIMITED
By:	/s/ Dr David Robson
	Name:	Dr David Robson
	Title:	Director

CANARGO LTD.
By:	/s/ Dr David Robson
	Name:	Dr David Robson
	Title:	Director

CANARGO NORIO LIMITED
By:	/s/ Elizabeth Landles
	Name:	Elizabeth Landles
	Title:	Director

CANARGO (NAZVREVI) LIMITED
By:	/s/ Elizabeth Landles
	Name:	Elizabeth Landles
	Title:	Director

NINOTSMINDA OIL COMPANY LIMITED
By:	/s/ Dr David Robson
	Name:	Dr David Robson
	Title:	Director